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                                                                  EXHIBIT 10(h)



                  1999 NON-QUALIFIED KEY MAN STOCK OPTION PLAN



     PURPOSE: The purpose of the Air Packaging Technologies, Inc. 1999 Non-Qualified Key Man Stock Option Plan (hereinafter referred to as the "Plan") is to provide a special incentive to selected key persons associated with or employed by Air Packaging Technologies, Inc. (the "Company") and its subsidiaries, to promote the Company's business. The Plan is designed to accomplish this purpose by offering such personnel an opportunity to purchase shares of the common stock of the Company so that they will share in the Company's success.

     1.   The Board of Directors shall administer the Plan.

     2. Options may be granted to key employees and consultants of the Company and to Officers and Directors. The Board shall select grantees. Board members are eligible to receive options.

     3. The total number of shares subject to this Plan shall not exceed 5,000,000.

     4. The purchase price of shares of common stock issuable upon exercise of each option granted pursuant to the Plan shall be not less than 100 percent of the fair market value of the shares on the date the option is granted, as determined by the Board of Directors.

     5. The Options granted under the Plan shall vest at such time as is fixed at the time of their grant by the Board of Directors.

     6. Each option is non transferable, except in the case of death, in which case it shall be exercisable by the holder's heirs.

     7. If any change is made in the shares subject to this Plan or any option granted hereunder (through merger, consolidation, reorganization, recapitalization, or change in capital structure), appropriate adjustment shall be made by the Board in the number of shares and kind of common stock for which options may be or may have been granted under the Plan, to the end that the proportionate interests shall be maintained viz-a-viz other shareholders of Air Packaging Technologies, Inc. in a manner which is the same as before the occurrence of such event.

     8. The Plan participant agrees that all shares purchased by the Participant under the option, unless they have been registered, are acquired for investment and not for distribution, and may not be resold, except pursuant to registration, or an exemption therefrom, under the Securities Act of 1933. Each notice of exercise of the option shall be accompanied by a written representation, signed by the Participant, to that effect, and share certificates upon issuance, shall bear a private placement legend.


Adopted by action of the Board of
Directors of Air Packaging Technologies,
Inc. on _____________________, 1999



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Donald Ochacher, Chief Executive Officer